Exhibit 4.2

ELBERTON FEDERAL SAVINGS & LOAN ASSOCIATION

Dear Member:

I am pleased to tell you about an investment opportunity and just as importantly, to request your vote on a matter of importance. Pursuant to a Plan of Merger Conversion (the “Plan”), Elberton Federal Savings and Loan Association (“Elberton”) plans to convert from the mutual (meaning no stockholders) to the stock form of ownership, and immediately thereafter merge with and into Oconee State Bank (the “Merger Conversion”). Also pursuant to the Plan, Oconee Financial Corporation (“Oconee”), the parent company of Oconee State Bank (the “Bank”), is offering shares of its common stock for sale to eligible Elberton depositors and borrowers (the “Offering”).

THE PROXY VOTE

Your vote is very important. Your proxy card(s) should be voted in advance of our special meeting of members, which is scheduled for _______, 2023 at ____ a.m./p.m. Eastern Time at 6 E. Church Street, Elberton, Georgia. If you have more than one account, you may receive more than one proxy card. These are not duplicate proxy cards . Please vote all proxy cards received. We urge you to cast your votes immediately by internet or telephone by following the instructions on the proxy card. Alternatively, you may mark your vote, sign, date and mail the proxy card(s) in the enclosed proxy reply envelope today. You may also deliver your signed proxy cards in person to Elberton Federal Savings during normal banking hours. Regardless of how you choose to cast your votes, please vote today. Our Board of Directors urges you to vote “FOR” the Merger Conversion proposal. Not voting will have the same effect as voting “AGAINST” the Merger Conversion proposal.

Please note:

•

There will be no change to the balances, interest rates or other terms of your accounts with us as a result of the Merger Conversion. At the completion of the Merger Conversion all active deposit and loan accounts with Elberton will become accounts with the Bank, and the Elberton banking office will become a branch location of the Bank.

•	Voting does not obligate you to purchase shares of Oconee common stock in the Offering.

THE STOCK OFFERING

As an eligible member of Elberton, you have non-transferable rights, but no obligation, to purchase shares of common stock during the Offering before any shares are made available for sale to the general public. The common stock is being offered at $[TBD] per share, and there will be no sales commission charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand delivery to Elberton’s office, located at 6 E. Church Street, Elberton, GA, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 5:00 p.m., Eastern Time, on [TBD]. If you are considering purchasing stock with funds you have in an IRA, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about the Merger Conversion or purchasing shares, please refer to the enclosed Proxy Statement, Offering Circular and Questions and Answers Brochure or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future. Thank you for your continued support as an Elberton member.

Sincerely,

R. Daniel Graves
President and Chief Executive Officer

Questions?

Call our Stock Information Center at [TBD]

from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the Offering Circular. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Oconee State Bank, Oconee Financial Corporation, Elberton Federal Savings and Loan Association, the Federal Deposit Insurance Corporation or any other government agency.

M

ELBERTON FEDERAL SAVINGS & LOAN ASSOCIATION

Dear Friend:

I am pleased to tell you about an investment opportunity. Pursuant to a Plan of Merger Conversion (the “Plan”), Elberton Federal Savings and Loan Association (“Elberton”) plans to convert from the mutual (meaning no stockholders) to the stock form of ownership, and immediately thereafter merge with and into Oconee State Bank (the “Merger Conversion”). Also pursuant to the Plan, Oconee Financial Corporation (“Oconee”), the parent company of Oconee State Bank (the “Bank”), is offering shares of its common stock for sale to eligible Elberton depositors and borrowers (the “Offering”).

Our records indicate that you were a depositor of Elberton as of the close of business on March 31, 2020 or [TBD] whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to purchase shares of common stock during the Offering before any shares are made available for sale to the general public.

Please read the enclosed Offering Circular and related materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand delivery to Elberton’s office, located at 6 E. Church Street, Elberton, GA, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 5:00 p.m., Eastern Time, on [TBD]. If you are considering purchasing stock with funds you have in an IRA, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about the Merger Conversion or purchasing shares, please refer to the enclosed Offering Circular and Questions and Answers Brochure or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as an Oconee Financial Corporation stockholder.

Sincerely,

R. Daniel Graves
President and Chief Executive Officer

Questions?

Call our Stock Information Center at [TBD]

from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the Offering Circular. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Oconee State Bank, Oconee Financial Corporation, Elberton Federal Savings and Loan Association, the Federal Deposit Insurance Corporation or any other government agency.

F

Dear Interested Investor:

I am pleased to tell you about an investment opportunity. Pursuant to a Plan of Merger Conversion (the “Plan”), Elberton Federal Savings and Loan Association (“Elberton”) plans to convert from the mutual (meaning no stockholders) to the stock form of ownership, and immediately thereafter merge with and into Oconee State Bank (the “Merger Conversion”). Also pursuant to the Plan, Oconee Financial Corporation (“Oconee”), the parent company of Oconee State Bank (the “Bank”), is offering shares of its common stock for sale to eligible Elberton depositors and borrowers (the “Offering”).

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing share of common stock, complete the enclosed Stock Order Form and return it, with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand delivery to Elberton’s office, located at 6 E. Church Street, Elberton, GA, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 5:00 p.m., Eastern Time, on [TBD].

I invite you to consider this opportunity to share in our future as an Oconee Financial Corporation stockholder.

Sincerely,

Timothy N. Stevens
President and Chief Executive Officer

Questions?

Call our Stock Information Center at [TBD]

from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the Offering Circular. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Oconee State Bank, Oconee Financial Corporation, Elberton Federal Savings and Loan Association, the Federal Deposit Insurance Corporation or any other government agency.

C

Dear Sir/Madam:

Performance Trust Capital Partners, LLC has been retained by Oconee Financial Corporation as marketing agent in connection with the offering of Oconee Financial Corporation common stock.

At the request of Oconee Financial Corporation, we are enclosing materials regarding the offering of shares of Oconee Financial Corporation common stock. Included in this package is an Offering Circular describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Offering Circular.

Sincerely,

Performance Trust Capital Partners, LLC

Questions?

Call our Stock Information Center at [TBD]

from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the Offering Circular. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Oconee State Bank, Oconee Financial Corporation, Elberton Federal Savings and Loan Association, the Federal Deposit Insurance Corporation or any other government agency.

D

ELBERTON FEDERAL SAVINGS & LOAN ASSOCIATION

Dear Member:

I am writing to request your vote on a matter of importance. Pursuant to a Plan of Merger Conversion (the “Plan”), Elberton Federal Savings and Loan Association (“Elberton”) plans to convert from the mutual (meaning no stockholders) to the stock form of ownership, and immediately thereafter merge with and into Oconee State Bank (the “Merger Conversion”). Also pursuant to the Plan, Oconee Financial Corporation (“Oconee”), the parent company of Oconee State Bank (the “Bank”), is offering shares of its common stock for sale to eligible Elberton depositors and borrowers (the “Offering”).

Your vote is very important. As a member of Elberton Federal Savings, we need your participation in an important vote. Enclosed are materials describing the Merger Conversion proposal, the offering and your voting rights. Also enclosed are one or more proxy cards which represent your voting rights as a member of Elberton.

Your proxy card(s) should be voted in advance of our special meeting of members, which is scheduled for _______, 2023 at ____ a.m./p.m. Eastern Time at 6 E. Church Street, Elberton, Georgia. If you have more than one account, you may receive more than one proxy card. These are not duplicate proxy cards . Please vote all proxy cards received. We urge you to cast your votes immediately by internet or telephone by following the instructions on the proxy card. Alternatively, you may mark your vote, sign, date and mail the proxy card(s) in the enclosed proxy reply envelope today. You may also deliver your signed proxy cards in person to Elberton during normal banking hours.

Regardless of how you choose to cast your vote, please vote today. Our Board of Directors urges you to vote “FOR” the Merger Conversion proposal. Not voting will have the same effect as voting “AGAINST” the Merger Conversion proposal.

We urge you to vote on the Plan. However, we regret that Oconee Financial Corporation is unable to offer to you the sale of common stock in the Offering because the small number of Elberton customers in your state makes registration of the common stock under your state’s securities laws prohibitively expensive or otherwise impractical.

If you have any questions about the Merger Conversion or how to cast your votes, please refer to the enclosed Proxy Statement, Offering Circular, and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

Sincerely,

R. Daniel Graves
President and Chief Executive Officer

Questions?

Call our Stock Information Center at [TBD]

from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the Offering Circular. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Oconee State Bank, Oconee Financial Corporation, Elberton Federal Savings and Loan Association, the Federal Deposit Insurance Corporation or any other government agency.

B

Dear Fellow Shareholder:

I am pleased to tell you about an opportunity for further investment in Oconee Financial Corporation (“Oconee” or “OSBK”) common stock.

Pursuant to a Plan of Merger Conversion (the “Plan”), Oconee State Bank (the “Bank”) plans to acquire Elberton Federal Savings and Loan Association (“Elberton”). Pursuant to the Plan, Oconee, the parent company of the Bank, is offering shares of its common stock for sale to certain eligible investors (the “Offering”), at a price which is approximately 85% of the average daily closing price of Oconee common stock on the OTCQX market for the consecutive period of thirty full trading days ending on [INSERT DATE OF OFFERING CIRCULAR].

As an Oconee shareholder of record as of [TBD], you are eligible to participate in the Offering.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand delivery to the Bank’s main office, located at 41 N. Main Street, Watkinsville, GA, or by mail using the Stock Order Reply Envelope provided. Stock Order Forms and full payment must be received (not postmarked) before 5:00 p.m., Eastern Time, on [TBD].

I invite you to consider this opportunity to share in our future as an Oconee Financial Corporation stockholder.

Sincerely,

Timothy N. Stevens
President and Chief Executive Officer

Questions?

Call our Stock Information Center at TBD]

from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the Offering Circular. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Oconee State Bank, Oconee Financial Corporation, Elberton Federal Savings and Loan Association, the Federal Deposit Insurance Corporation or any other government agency.

S

Questions and Answers About Our Plan of Merger Conversion and Related Oconee Stock Offering

ELBERTON FEDERAL SAVINGS & LOAN ASSOCIATION

This pamphlet answers questions about our plan of merger conversion and related stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Offering Circular carefully, including the “Risk Factors” section.

GENERAL — THE MERGER CONVERSION

Q.	What is the Merger Conversion?

A.

Under our plan of merger conversion (the “Plan”), Elberton Federal Savings and Loan Association (“Elberton”) plans to convert from the mutual (meaning no stockholders) to the stock form of ownership, and immediately thereafter merge with and into Oconee State Bank (the “Merger Conversion”). Also pursuant to the Plan, Oconee Financial Corporation (“Oconee”), the parent company of Oconee State Bank, is offering shares of its common stock for sale to eligible Elberton depositors and borrowers (the “Offering”).

At the completion of the Merger Conversion all active deposit and loan accounts with Elberton will become accounts with Oconee State Bank, and the Elberton banking office will become a branch location of Oconee State Bank.

Q.	What are the reasons for the Merger Conversion and Offering?

A.

As described more fully in the Elberton Notice of Special Meeting and Proxy Statement dated [TBD], many factors were considered before arriving at the decision to pursue the Merger Conversion, among them being:

•	the complementary aspects of Elberton’s and Oconee State Bank’s respective businesses; and

•

our belief that the Merger Conversion will allow Elberton’s members to participate in the future performance of a combined institution that would have better future prospects and economies of scale than Elberton was likely to achieve on a stand-alone basis or through other strategic alternatives.

For these reasons and many others, the Elberton board of directors determined that the Merger Conversion is in the best interests of its members, employees and community.

Q.	Will the Merger Conversion affect the balance, rate or terms of Elberton member accounts?

A.

No. The Merger Conversion will not affect the balance, rate or terms of Elberton deposits or loans. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits. At the completion of the Merger Conversion all active deposit and loan accounts with Elberton will become accounts with Oconee State Bank, and the Elberton banking office will become a branch location of Oconee State Bank.

THE PROXY VOTE

Although we have received regulatory approval, the Merger Conversion proposal is also subject to approval by Elberton’s eligible members.

Q.	Why should I vote “FOR” the Merger Conversion proposal?

A.

Your vote “FOR” the Merger Conversion proposal is extremely important to us. The Merger Conversion cannot be implemented without the approval of the members of Elberton. As described more fully in the Proxy Statement and the Offering Circular, upon completion of the Merger Conversion Elberton’s deposit and loan customers will become customers of Oconee State Bank. As customers of Oconee State Bank, you will have access to additional banking locations as well as products and services which the smaller Elberton has historically been unable to offer its customers.

Voting does not obligate you to purchase common stock during the Offering.

Q.	Who is eligible to vote on the Merger Conversion proposal?

A.

Elberton’s depositors and borrowers as of the close of business on [TBD] are entitled to vote, provided that they continue to be depositors or borrowers as of [TBD], which is the date of the Special Meeting.

Q.	What happens if I don’t vote?

A.

Your vote is very important. Not voting the Proxy Cards you receive will have the same effect as voting “AGAINST” the proposal. Without sufficient favorable votes, we cannot proceed with the Merger Conversion and related Oconee stock offering.

Q.	How do I vote?

A.

You may cast your vote immediately today by following the telephone or internet voting instructions on the Proxy Card, or if you prefer, mark your vote, sign each Proxy Card, and return the card(s) in the enclosed Proxy Reply Envelope. You may also return your signed proxy cards to Elberton during normal banking hours. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE MERGER CONVERSION PROPOSAL. Telephone and Internet voting are available 24 hours a day.

Q.	How many votes are available to me?

A.

Depositors of Elberton at the close of business on [TBD] are entitled to one vote for each $100 or fraction thereof on deposit. In addition, borrowers at that date are entitled to one vote in addition to any votes they may also be entitled to cast as depositors. However, no member may cast more than 50 votes. Proxy Cards are not imprinted with your number of votes. However, votes will be automatically tallied by computer.

Q.	Why did I receive more than one Proxy Card?

A.

If you had more than one deposit or loan account on [TBD], you may have received more than one Proxy Card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all of the Proxy Cards sent to you.

Q.	More than one name appears on my Proxy Card. Who must sign?

A.

The name(s) reflect the title of your accounts. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	How many shares are being offered and at what price?

A.	Oconee is offering for sale between [TBD] and [TBD] shares of common stock. All shares will be sold in the offering at $[TBD] per share. No sales commission will be charged to purchasers.

Q.	Who is eligible to purchase stock during the stock offering?

A.	Pursuant to our Plan, non-transferable rights to subscribe for shares of Oconee common stock in the Offering have been granted in the following descending order of priority:

Priority #1 — Depositors of Elberton with aggregate balances of at least $50 at the close of business on March 31, 2020;

Priority #2 — Depositors of Elberton with aggregate balances of at least $50 at the close of business on [TBD]; and

Priority #3 — Depositors and borrowers of Elberton at the close of business on [TBD].

Shares not sold in the above priorities may be offered for sale to the general public through a community offering with a preference given to 1) Shareholders of record of Oconee on [TBD], 2) residents of Elbert County, Georgia, and 3) residents of Oconee County, Georgia.

Q.	I am eligible to subscribe for shares of common stock in the Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority rights?

A.

No. Subscription rights are non-transferable! Only those persons eligible to purchase in the Offering priorities described above may purchase shares in the Offering. Subject to limited exceptions, to preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s).

Q.	How may I buy shares during the Offering?

A.

Shares can be purchased by completing a Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by overnight delivery to the indicated address on the Stock Order Form, by hand delivery to Elberton, located at 6 E. Church Street, Elberton, GA, or by mail using the Stock Order Reply Envelope provided. You may not hand-deliver Stock Order Forms to any other location. Please do not mail Stock Order Forms to Elberton’s or Oconee’s offices.

Q.	What is the deadline for purchasing shares?

A.

To purchase shares in the Offering, you must deliver a properly completed, signed Stock Order Form, with full payment, so that it is received (not postmarked) before 5:00 p.m., Eastern Time, on [TBD]. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	How may I pay for the shares?

A.	Payment for shares can be remitted in two ways:

(1)	By personal check, bank check or money order, payable to Oconee Financial Corporation. All checks will be deposited upon receipt. We cannot accept wires or third-party checks. Please do not mail cash!

(2)

By authorized deposit account withdrawal of funds from your Elberton deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for withdrawal must be in the account(s) at the time the Stock Order Form is received.

Q.	Will I earn interest on my funds?

A.

Yes. If you pay by personal check, bank check or money order, you will earn interest at [TBD] per annum from the date your payment is processed until the completion of the Merger Conversion and the Offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing withdrawal from your Elberton deposit account(s), your funds will continue earning interest within the account at the contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering.

Q.	How many shares may I subscribe for?

A.	The minimum order is 25 shares ($[TBD]). The maximum number of shares that may be purchased by a person, entity or group of persons through a single account is 5% of the shares sold in the Offering.

More detail on purchase limits can be found in the Offering Circular. Please call the Stock Information Center with any questions about purchase limits.

Q.	Can I subscribe for shares and add someone who is not on my accounts to my stock registration?

A.	No.

Q.	May I use a loan from Elberton or Oconee to pay for shares?

A.	No. Elberton and Oconee are precluded by regulation from loaning funds to anyone for the purchase of Oconee common stock during the Offering.

Q.	May I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent.

Q.	Will the stock be insured?

A.	No. Like any common stock, Oconee’s common stock is not insured.

Q.	Will dividends be paid on the stock?

A.

Following completion of the Offering, Oconee’s board of directors will have the authority to declare dividends on its shares of common stock, subject to financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. No decision has been made with respect to the amount, if any, and timing of any future Oconee dividend payments. We cannot assure you that we will pay dividends in the future, or, if dividends are paid, that any such dividends will not be reduced or eliminated in the future.

Q.	How will the newly issued shares of Oconee trade?

A.

Oconee’s common stock is currently quoted on the OTCQX Marketplace, operated by OTC Markets Group, under the trading symbol “OSBK”. When the shares sold in the Offering are issued, they will continue to trade on the OTCQX Marketplace. Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell Oconee Financial Corporation common stock.

Q.	If I purchase shares in the Offering, when will I receive my shares?

A.

As soon as practicable after completion of the Offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership. All shares of Oconee common stock sold in the Offering will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued.

WHERE TO GET MORE INFORMATION

Q.	How can I get more information?

A.

For more information, refer to the enclosed Offering Circular or call our Stock Information Center at [TBD], from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is not open on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Offering Circular. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

ELBERTON FEDERAL SAVINGS & LOAN ASSOCIATION

PLEASE VOTE

THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card.

You may cast your vote immediately today by following the telephone or internet voting instructions on the Proxy Card, or if you prefer, mark your vote, sign each Proxy Card, and return the card(s) in the enclosed Proxy Reply Envelope. You may also return your signed Proxy Card(s) in person to Elberton Federal Savings during normal banking hours.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING

“FOR” THE MERGER CONVERSION PROPOSAL.

Not Voting Has The Same Effect As Voting “AGAINST” The Proposal.

Voting Does Not Obligate You To Purchase Common Stock During The Offering.

THE PLAN OF MERGER CONVERSION WILL NOT RESULT IN CHANGES TO THE BALANCES, RATES OR TERMS OF YOUR DEPOSIT OR LOAN ACCOUNTS. DEPOSIT ACCOUNTS WILL CONTINUE TO BE INSURED BY THE FDIC UP TO THE MAXIMUM LEGAL LIMITS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. Your votes will not be counted twice.

QUESTIONS?

Please call our Information Center at [TBD]

from 10:00 a.m. to 5:00 p.m., Eastern Time, Monday through Friday, except bank holidays.

PG1

Elberton Federal Savings

and Loan Association

You’re Invited to a Community Meeting

We cordially invite you to attend one of our community meetings to learn more about the offering of Oconee Financial Corporation common stock to be sold in connection with the merger of Elberton Federal Savings with Oconee State Bank.

❖	Members of senior management will discuss the planned merger of Elberton Federal Savings with Oconee State Bank.

❖	You will be able to meet one-on-one with officers of Elberton Federal Savings and Oconee State Bank to ask questions.

❖	There will be no sales pressure. You will receive Oconee Financial Corporation stock offering materials. Then you decide if the stock purchase matches your investment objectives.

Community meetings will be held in Elberton and Watkinsville, Georgia. For meeting times and to make a reservation, or to receive an Offering Circular and a Stock Order Form, please call our Stock Information Center at [TBD], Monday through Friday, 10:00 a.m. to 5:00 p.m., Eastern Time.

Elberton Federal Savings

and Loan Association

Community Meetings

[Date TBD] Location Address City, State Zip Code	[Date TBD] Location Address City, State Zip Code

[Date TBD] Location Address City, State Zip Code	[Date TBD] Location Address City, State Zip Code

❖

This is not an offer to sell or a solicitation of an offer to buy shares of common stock. The offer is made only by the Offering Circular. The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by Oconee State Bank, Oconee Financial Corporation, Elberton Federal Savings and Loan Association, the Federal Deposit Insurance Corporation or any other government agency.